                                   EXHIBIT 21
                              List of Subsidiaries
Entity                                                  State of Incorporation
------                                                  ----------------------
Resource Energy, Inc.                                   Delaware
DAC Acquisition Corporation                             Delaware
REI-NY, Inc.                                            Delaware
Resource Well Services, Inc.                            Delaware
St. Julien III Corporation                              Pennsylvania
Atlas America, Inc.                                     Pennsylvania
AIC, Inc.                                               Delaware
Anthem Securities, Inc.                                 Pennsylvania
Atlas Energy Corporation                                Ohio
Transatco, Inc.                                         Ohio
PA Industrial Energy, Inc.                              Pennsylvania
Mercer Gas Gathering, Inc.                              Pennsylvania
Atlas Information Management, L.L.C.                    Pennsylvania
Atlas Technologies, L.L.C.                              Pennsylvania
Atlas Energy Group, Inc.                                Ohio
AED Investments, Inc.                                   Delaware
Atlas Resources, Inc.                                   Pennsylvania
ARD Investments, Inc.                                   Delaware
Atlas Pipeline Partners GP, LLC                         Delaware
Viking Resources Corporation                            Pennsylvania
Ohio Hauling, Inc.                                      Ohio
RFI Holding Company, Inc.                               Ohio
Viking Natural Gas Marketing, Inc.                      Ohio
Viking Investments, Inc.                                Ohio
Resource Leasing, Inc.                                  Delaware
Fidelity Leasing, Inc.                                  Pennsylvania
Fidelity Leasing Canada Inc.                            Ontario
FL Canada Leasing, Inc.                                 Ontario
FL Sales Canada, Inc.                                   Ontario
FL Sales, Inc.                                          Delaware
Fidelity Leasing SPC I, Inc.                            Delaware
FL Partnership Management, Inc.                         Delaware
FL Financial Services, Inc.                             Delaware
Fidelity Leasing SPC II, Inc.                           Delaware
Fidelity Leasing SPE III, LLC                           Delaware
Fidelity Leasing SPC IV, Inc.                           Delaware
JLA Credit Corporation                                  Delaware
JLA Funding Corp.                                       Delaware
JLA Funding Corp. II                                    Delaware
JLA Funding Corp. III                                   Delaware
Fidelity Equipment Lease Depositor I, LLC               Delaware
Fidelity Equipment Lease Depositor II, LLC              Delaware
Fidelity Leasing Holding, LLC                           Delaware
Fidelity Leasing Holding 2, LLC                         Delaware
Reseller Finance Corporation                            Delaware
Resource Properties, Inc.                               Delaware
Resource Properties II, Inc.                            Delaware
Resource Properties III, Inc.                           Delaware
Resource Properties IV, Inc.                            Delaware
Resource Properties V, Inc.                             Delaware
Resource Properties VI, Inc.                            Delaware
Resource Properties VII, Inc.                           Delaware
Resource Properties VIII, Inc.                          Delaware
Resource Properties IX, Inc.                            Delaware

Resource Properties X, Inc.                             Delaware
Resource Properties XI, Inc.                            Delaware
Resource Properties XII, Inc.                           Delaware
Resource Properties XIII, Inc.                          Delaware
Resource Properties XIV, Inc.                           Delaware
Resource Properties XV, Inc.                            Delaware
Resource Properties XVI, Inc.                           Delaware
Resource Properties XVII, Inc.                          Delaware
Resource Properties XVIII, Inc.                         Delaware
Resource Properties XIX, Inc.                           Delaware
Resource Properties XX, Inc.                            Delaware
Resource Properties XXI, Inc.                           Delaware
Resource Properties XXII, Inc.                          Delaware
Resource Properties XXIII, Inc.                         Delaware
Resource Properties XXIV, Inc.                          Delaware
Resource Properties XXV, Inc.                           Delaware
Resource Properties XXVI, Inc.                          Delaware
Resource Properties XXVII, Inc.                         Delaware
Resource Properties XXVIII, Inc.                        Delaware
Resource Properties XXIX, Inc.                          Delaware
Resource Properties XXX, Inc.                           Delaware
Resource Properties XXXI, Inc.                          Delaware
Resource Properties XXXII, Inc.                         Delaware
Resource Properties XXXIII, Inc.                        Delaware
Resource Properties XXXIV, Inc.                         Delaware
Resource Properties XXXV, Inc.                          Delaware
Resource Properties XXXVI, Inc.                         Delaware
Resource Properties XXXVII, Inc.                        Delaware
Resource Properties XXXVIII, Inc.                       Delaware
Resource Properties XXXIX, Inc.                         Delaware
Resource Properties XL, Inc.                            Delaware
Resource Properties XLI, Inc.                           Delaware
Resource Properties XLII, Inc.                          Delaware
Resource Properties XLIII, Inc.                         Delaware
Resource Properties XLIV, Inc.                          Delaware
FM Sheridan Land, Inc.                                  Delaware
Resource Properties XLV, Inc.                           Delaware
Resource Properties XLVI, Inc.                          Delaware
Resource Properties XLVII, Inc.                         Delaware
Resource Properties XLVIII, Inc.                        Delaware
Resource Properties XLIX, Inc.                          Delaware
Resource Properties 50, Inc.                            Delaware
Resource Properties 51, Inc.                            Delaware
Resource Properties 52, Inc.                            Delaware
Resource Properties 53, Inc.                            Delaware
Resource Properties 54, Inc.                            Delaware
RAI Financial, Inc.                                     Delaware
RPI Mortgage Funding, Inc.                              Delaware
Rancho Investments, Inc.                                Delaware
Resource Commercial Mortgages, Inc.                     Delaware
Resource Financial Services, Inc.                       Delaware
Resource Programs, Inc.                                 Delaware
WS Mortgage Acquisition Corporation                     Delaware
Resource Funding, Inc.                                  Delaware
Resource Housing Investors I, Inc.                      Delaware
Resource Housing Investors II, Inc.                     Delaware
Resource Housing Investors III, Inc.                    Delaware

Resource Housing Investors IV, Inc.                     Delaware
ABB Associates I, Inc.                                  Delaware
ABB Associates II, Inc.                                 Delaware
Resource Brokerage, Inc.                                Delaware
Chesterfield Mortgage Investors, Inc.                   Delaware
Fidelity Mortgage Funding, Inc.                         Delaware
Bryn Mawr Resources, Inc.                               Delaware
BMR Holdings, Inc.                                      Delaware
Bryn Mawr Energy Company                                Delaware